EXHIBIT 24

POWER OF ATTORNEY

The undersigned officer of Covenant Transportation Group, Inc., a Nevada corporation, which is filing a Post-effective Amendment to Form S-8 with the Securities and Exchange Commission, under the provisions of the Securities Act of 1933, hereby constitutes and appoints David R. Parker, Mark A. Scudder, and Heidi Hornung-Scherr, and each of them, as attorneys-in-fact with full power of substitution, to execute in their respective names, individually and in the capacity stated below, such Post-effective Amendment to Form S-8 and any and all amendments, including post-effective amendments, to such Post-effective Amendment to Form S-8 as the attorney-in-fact and to file such Post-effective Amendment to Form S-8 and any such amendment to such Post-effective Amendment to Form S-8, exhibits thereto, and documents required in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and their substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and their substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this power of attorney has been signed by the following person in the capacity and on the date indicated.

/s/ Richard B. Cribbs	May 18, 2009
Richard B. Cribbs	Date
Senior Vice President and Chief Financial Officer
Covenant Transportation Group, Inc.

Back to Form S-8 POS